Exhibit 23.2

Consent of Weaver & Martin, LLC

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Amendment No.1 to Registration Statement of Salty’s Warehouse, Inc. on Form SB-2 of our report, dated May 4, 2006, appearing in the Prospectus.

We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Kansas City, Missouri

June 16, 2006